UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 10, 2012

Dynamic Energy Alliance Corporation
(Exact name of registrant as specified in its charter)

Florida	0-11050	59-2181303
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

Memphis Clark Tower 5100 Popular Avenue, Ste. 2700 Memphis, TN 38137
(Address of principal executive offices)

(901) 414-0003
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. Forward-looking statements speak only as of the date they are made, are based on various underlying assumptions and current expectations about the future. We caution readers that any forward-looking statements are not guarantees of future performance and that actual results could differ materially from those contained or implied in the forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the terms and conditions of the agreement described herein. In some cases, you may identify forward-looking statements by words such as “may,” “should,” “plan,” “intend,” “potential,” “continue,” “believe,” “expect,” “predict,” “anticipate” and “estimate,” the negative of these words or other comparable words. These statements are only predictions. One should not place undue reliance on these forward-looking statements. The forward-looking statements are qualified by their terms and/or important factors, many of which are outside the Company’s control, involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made. The forward-looking statements are based on the Company’s beliefs, assumptions and expectations about the Company’s future performance and the future performance of the entity being acquired, taking into account information currently available to the Company. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described in “Risk Factors” in the Company’s recent Annual Reports on Form 10-K, and the Company’s recent Quarterly Reports, filed with the SEC, not all of which are known to the Company. The Company will update this forward-looking information only to the extent required under applicable securities laws. Neither the Company nor any other person assumes responsibility for the accuracy or completeness of these forward-looking statements.

ITEM 1.01	ENTRY INTO A LETTER OF INTENT

On October 10, 2012, the Company (and its wholly owned subsidiary, Dynamic Energy IP Corporation (IP)) executed a non-binding letter of intent with Terpen Kraftig LLC (TKF), a Missouri limited liability company, having an address located at: c/o James Hutchison & Forth, P.C.,111 Westport Plaza, Suite 505, St. Louis, Missouri 63146, contemplating a definitive agreement within 45 days from said letter of intent under which TKF would assign to IP the exclusive, worldwide license and right in and to Licensor’s catalyst(s), reactor and fractionator technology relating to the recovery of high valued organics from the processing of waste tires (the “Licensed Technology”).

The letter of intent sets forth terms for a future definitive agreement that anticipates that the term of the license and assignment to Licensor of the Licensed Technology shall be the greater of (a) twenty-five (25) years, or (b) twenty (20) years from the issuance of the Licensed IP patent(s), whichever is greater, and that compensation payable to TKF from the Company and IP would consist of:

1.
A non-refundable deposit in the amount of $100,000 to secure the exclusivity of the term sheet, payable within 30 days and prior to preparation and execution of the Definitive Agreement, which shall, upon execution of the Definitive Agreement, be allocated towards to costs associated with the purchase of the equipment required to construct a prototype unit (the “Prototype”) of the Licensed Technology.

2.
A payment to Licensor in the amount of Four Hundred Thousand and No/100 Dollars (USD$400,000), on or before December 31, 2012, for the purchase of the equipment required to construct a pilot plant with input of a minimum of 50/gallons per day (the “Pilot Plant”). If Licensee fails to fund the Pilot Plant on or before December 31, 2012, the Licensor shall have the right cancel and rescind the licensing rights of the Licensed IP granted to Licensee under the Definitive Agreement.

3.
A minimum royality cash payment of Thirty-Five Thousand and No/100 Dollars (USD $35,000) per month, from the date of execution of the Definitive Agreement forward over the term of the license, until and except when the royalty stream exceeds $35,000 per month (the “Minimum Licensing Fee”).

Two of the Company’s Directors, Cronin and Beaver, are officers, directors and shareholders in TKF, the company which would issue the license.  As a result, both individuals disclosed their conflict of interest to the Company’s Board of Directors, and the Board of Directors approved the transaction on the terms presented as fair and in the best interests of the Company, with the two conflicted Directors abstaining from the vote.

The letter of intent contains customary warranties and representations and confidentiality provisions, including specific terms which are considered trade secrets, and are therefore not being released.

On October 11, 2012, DEAC plans to issue a press release announcing the execution of the Option Agreement. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Exhibit Number	Description

9.01	Letter of Intent dated October 10, 2012 between The Company and Terpen Kraftig, LLC

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC ENERGY ALLIANCE CORP.

Dated: October 10, 2012	By:	/s/ James Michael Whitfield
James Michael Whitfield
President, Chief Executive Officer,
Chief Financial Officer, Treasurer and Director